Exhibit 99.1
For additional information, contact:
Jim Kasim
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-2083
PACIFIC OFFICE PROPERTIES ANNOUNCES
FOURTH QUARTER 2008 FINANCIAL RESULTS
Los Angeles, February 20, 2009 — Pacific Office Properties Trust, Inc. (NYSE Alternext: PCE), a West Coast office REIT, today announced its financial results for the three months ended December 31, 2008. This marks the Company’s third complete fiscal quarter since it completed its formation transactions on March 19, 2008, in which it acquired The Shidler Group’s Western U.S. office building portfolio. The Company also announced financial and portfolio highlights as well as recent corporate milestones.
Financial Highlights
•	No debt maturities in 2009 and only $66.0 million of mortgage debt maturities in 2010.

•	Substantially all mortgage debt is fixed rate.

•	$40 million credit facility.

•	Filed for the sale and issuance of up to $350 million of Class B common stock.
Portfolio Highlights
•	Steady leasing activity results in total portfolio increasing to 85.2% leased at December 31, 2008 from 84.0% leased at September 30, 2008.

•	156,125 square feet of new and renewal leases signed during the three months ended December 31, 2008, compared to 117,000 square feet during the three months ended September 30, 2008.

•	81.8% of our revenues derived from some of the healthiest office markets in the U.S. (Honolulu and Southern California)
Approximately 60% of the Company’s investment in real property consists of properties located in Honolulu, with approximately 70% of the Company’s net operating income for the three months ended December 31, 2008 being derived from this market. Honolulu was recently ranked the second healthiest office market in the United States according to a published report by Merrill Lynch Research, and has a current vacancy rate of only 8.6% and virtually no new office development under construction, according to a published report by Colliers Monroe Friedlander.

Fourth Quarter 2008 Financial and Operating Results
The Company reported a net loss for the three months ended December 31, 2008 of $1.16 million, or ($0.38) per diluted share.
The Company also reported Funds from Operations (FFO) for that same period of $1.33 million, or $0.08 per diluted share/common unit.
Recent Corporate Milestones
•	On February 6, 2009, the Company filed an initial registration statement on Form S-11 with the Securities and Exchange Commission (SEC). The registration statement provides for the sale and issuance of up to $350 million in shares of Class B Common Stock (“Senior Common Stock”), including up to $300 million in shares to be sold to the public at a price of $10.00 per share and up to $50 million in shares to be issued pursuant to a dividend reinvestment program, at a price of $9.50 per share. The Company intends to sell the Senior Common Stock in a continuous offering through a dealer-manager on a “best efforts” basis and does not intend to list these shares on any exchange. The proceeds from the sale of Senior Common Stock will primarily be used for the acquisition of commercial office buildings in the Company’s targeted markets.

•	On December 2, 2008, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the fourth quarter 2008, which was paid on January 15, 2009 to shareholders of record on December 31, 2008.

•	The Company’s current total market capitalization exceeds $674 million. This includes approximately $424 million in consolidated debt and approximately $250 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Alternext on February 19, 2008.

•	As of December 31, 2008, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 23 office properties consisting of 40 office buildings totaling approximately 4.3 million leasable square feet.
“We are very pleased to have improved our occupancy rate this quarter despite such a challenging economic environment,” said Dallas E. Lucas, President and Chief Executive Officer of Pacific Office Properties Trust, Inc. “Our performance is attributable to the focused execution of our management team and the attractive positioning of our properties in some of the best performing office markets in the United States.
“While continuing to focus on improving the performance of our existing portfolio, we are also moving forward with our long-term growth strategy. We believe the combination of our recently announced planned sale of Class B Common Stock in addition to our existing liquidity, including the capacity we have under our revolving credit facility, will provide the Company with the financial strength and flexibility to capitalize on attractive property acquisition opportunities emerging in our target markets,” said Mr. Lucas.

Supplemental Information
Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.
About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.
The Company’s strategy is to acquire, primarily in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
Certain Information About Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.
FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheet
(unaudited; in thousands, except share data)

December 31, 2008
ASSETS
Investments in real estate, net	$392,657
Cash and cash equivalents	4,463
Restricted cash	7,267
Rents and other receivables, net	6,342
Intangible assets, net	41,379
Other assets, net	4,680
Goodwill	61,519
Investment in unconsolidated joint ventures	11,590

Total assets	$529,897

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other collateralized loans	$400,108
Unsecured notes payable to related parties	23,776
Accounts payable and other liabilities	17,088
Acquired below market leases, net	11,817

Total liabilities	452,789

Minority interests	75,823

Stockholders’ equity:
Proportionate Voting Preferred Stock	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2008	—
Common Stock, $0.0001 par value, 200,000,000 shares authorized, 3,031,025 shares issued and outstanding at December 31, 2008	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized, 100 shares issued and outstanding at December 31, 2008	—
Additional paid-in capital	8,144
Retained deficit	(7,044)

Total stockholders’ equity	1,285

Total liabilities, minority interests and stockholders’ equity	$529,897

Pacific Office Properties Trust, Inc
Consolidated Statement of Operations
(unaudited; in thousands except share and per share data)

For the three
months ended
December 31, 2008
Revenue:
Rental	$11,046
Tenant reimbursements	6,635
Parking	2,035
Interest and other	134

Total revenue	19,850

Operating Expenses:
Rental property operating	11,302
General and administrative	740
Depreciation and amortization	6,792
Interest	7,110

Total operating expenses	25,944

Loss before equity in net income of unconsolidated joint ventures and minority interests	(6,094)

Equity in net loss of unconsolidated joint ventures	(63)

Loss before minority interests	(6,157)

Minority interests	4,994

Net loss	$(1,163)

Net loss per common share — basic and diluted	$(0.38)

Weighted average number of common shares outstanding — basic and diluted	3,031,125

Pacific Office Properties Trust, Inc
Funds from Operations
(unaudited; in thousands except share and per share data)

For the three
months ended
December 31, 2008
Reconciliation of net loss to FFO:
Net loss	$(1,163)
Add: Depreciation and amortization of real estate assets	6,792
Depreciation and amortization of real estate assets - unconsolidated joint ventures	697
Minority interests in our operating partnership	(4,994)
FFO (1)	$1,332

FFO per share/common unit — basic and diluted	$0.08

Weighted average number of common shares and common share equivalents outstanding for FFO per share/common unit — basic and diluted (2)	17,330,392

Explanation of Notations
(1)	FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)	The weighted average number of common shares and common share equivalents outstanding — basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event and not yet probable as of December 31, 2008. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at December 31, 2008 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at December 31, 2008, our FFO per share/unit, on a fully diluted basis, would have been $0.03 for the three months then ended.

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